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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         INTERMUNE PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

DELAWARE                                       99-3296648
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(State of Incorporation or Organization)                        (I.R.S. Employer
                                                             Identification no.)

1710 Gilbreth Road, Suite 301
Burlingame, CA                                 94010
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(Address of principal executive offices)                              (Zip code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. /X/

Securities Act registration statement number to which this form relates:
333-96029

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value


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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 55 of the Prospectus included in the Registrant's Form S-1 Registration Statement (the "Registration Statement"), No 333-96029, filed with the Securities and Exchange Commission (the "Commission") on February 2, 2000, as amended, and is incorporated herein by reference.

ITEM 2.           EXHIBITS.

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         EXHIBIT
         NUMBER                     DESCRIPTION
         --------------------------------------
         1.1                        Form of Underwriting Agreement.
         3.1                        Certificate of Incorporation of Registrant,
                                    to be effective upon Registrant's
                                    reincorporation in Delaware.
         3.2                        Amended and Restated Certificate of
                                    Incorporation of Registrant to be effective upon the closing of the offering made pursuant to the Registration Statement.
         3.3                        Bylaws of Registrant to be effective upon
                                    Registrant's reincorporation in Delaware and upon the closing of the offering made pursuant to the Registration Statement.
         4.1                        Specimen Common Stock Certificate.
         4.2                        Amended and Restated Investor Rights
                                    Agreement, dated January 7, 2000, between
                                    Registrant and holders of the Registrant's
                                    Series A-1 Preferred Stock, Series A-2
                                    Preferred Stock and Series B Preferred
                                    Stock.
         5.1                        Opinion of Cooley Godward LLP.
         10.1                       Form of Indemnity Agreement.
         10.2                       1999 Equity Incentive Plan and related
                                    documents.
         10.3                       2000 Equity Incentive Plan and related
                                    documents.
         10.4                       2000 Employee Stock Purchase Plan and
                                    related documents.
         10.5                       2000 Non-Employee Directors' Stock Option
                                    Plan and related documents.
         10.6                       Lease Agreement, dated November 9, 1999,
                                    between Registrant and American Heart
                                    Association, Western States Affiliate.
         10.7                       Employment Agreement, dated April 27, 1999,
                                    between Registrant and W. Scott Harkonen.
         10.8                       Employment Offer Letter, dated October 28,
                                    1999, between Registrant and Timothy P.
                                    Lynch.
         10.9                       Employment Offer Letter, dated October 22,
                                    1999, between Registrant and Peter Van
                                    Vlasselaer.
         10.10                      Employment Offer Letter, dated December 19,
                                    1999, between Registrant and Christine
                                    Czarniecki.


                                       2.
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         10.11                      Secured Loan Agreement, Secured Promissory
                                    Note, and Security Agreement, dated July 1,
                                    1999, between Registrant and W. Scott
                                    Harkonen.
         10.12 Amended and Restated Exclusive Sublicense Agreement, dated April 27, 1999, between Registrant and Connetics Corporation.
         10.13 Collaboration Agreement, dated April 27, 1999, between Registrant and Connetics Corporation (incorporated by reference from
                                    Exhibit 10.9 to the Quarterly Report on Form
                                    10-Q for the Period Ended March 31, 1999 as
                                    filed May 13, 1999 by Connetics
                                    Corporation).
         10.14 Transition Agreement, dated April 27, 1999, between Registrant and Connetics Corporation (incorporated by reference from Exhibit 10.7 to the Quarterly Report on Form 10-Q for the Period Ended March 31, 1999 as filed May 13, 1999 by Connetics Corporation).
         10.15 Amended and Restated Service Agreement, dated April 7, 1999, between the Registrant and Connetics Corporation.
         10.16 Supply Agreement, dated May 5, 1998, between Registrant (as successor in interest to Connetics Corporation by assignment) and Genentech, Inc. (incorporated by reference from Exhibit 10.3 to the Quarterly Report on Form 10-Q for the Period Ended June 30, 1998 as filed August 13, 1998 by Connetics Corporation).
         10.17 Sponsored Research and License Agreement, dated January 1, 2000, between Registrant and Panorama Research, Inc.
         10.18 License Agreement, dated March 25, 1999, between Registrant and MCW Research Foundation, Inc.
         10.19 Data Transfer, Clinical Trial, and Market Supply Agreement, dated January 27, 1999, between the Registrant and Boehringer Ingleheim.
         23.1                       Consent of Ernst & Young LLP, Independent
                                    Auditors.
         23.2                       Consent of Cooley Godward LLP. Reference is
                                    made to Exhibit 5.1
         24.1                       Power of Attorney. Reference is made to the
                                    signature page.
         27.1                       Financial Data Schedule
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                                       3.
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                  INTERMUNE PHARMACEUTICALS, INC.
                                  ----------------------------------------------
                                  (Registrant)


Date: March 6, 2000               By: /s/ Timothy P. Lynch
                                     -------------------------------------------
                                            TIMOTHY P. LYNCH
                                            CHIEF FINANCIAL OFFICER AND VICE
                                            PRESIDENT OF BUSINESS DEVELOPMENT


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